EXHIBIT 32

CERTIFICATION BY CEO AND CFO PURSUANT
TO SECTION 906 OF THE SARBANES-OXLEY ACT

The undersigned hereby certify that the Quarterly Report on Form 10-Q for the period ended September 30, 2010 of BNL FINANCIAL CORPORATION (the “Company”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to BNL FINANCIAL CORPORATION and will be retained by BNL FINANCIAL CORPORATION and furnished to the Securities and Exchange Commission or its staff upon request.

This Certification is not “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section.  This Certification is not incorporated by reference into any filing under the Securities Act or the Exchange Act.

Date:  November 15, 2010

/s/ Wayne E. Ahart
Name:  Wayne E. Ahart
Titles:  Chairman of the Board of Directors
and Chief Executive Officer

Date:  November 15, 2010

 /s/ Barry N. Shamas
Name:  Barry N. Shamas
Titles:  Executive Vice President,
Chief Operating Officer and Chief Financial Officer